Exhibit 99.1

LaBranche & Co Inc. Jeffrey A. McCutcheon Senior Vice President & Chief Financial Officer (212) 820-6220

FOR IMMEDIATE RELEASE

LaBranche & Co Inc. Reports Fourth Quarter and Full Year 2008 Results

NEW YORK, January 21, 2009 – LaBranche & Co Inc. (NYSE: LAB) (the “Company”) today reported financial results for the fourth quarter and twelve months ended December 31, 2008. For the fourth quarter ended December 31, 2008, the Company reported net income of $3.0 million, or $0.05 per share. By comparison, the Company reported net income of $18.0 million, or $0.29 per share, for the 2007 fourth quarter.

On a pro-forma basis, the Company reported net income of $24.7 million, or $0.41 per diluted share, for the fourth quarter of 2008 compared to pro-forma net income of $2.3 million, or $0.04 per diluted share, for the fourth quarter of 2007. Included in these results are non-cash, non-tax expenses of $2.9 million and $3.1 million in the fourth quarter of 2008 and 2007, respectively. These pro-forma results exclude both an unrealized loss on the Company’s shares of NYSE Euronext, Inc. common stock (the “NYX shares”) of $36.8 million and $0.6 million pre-tax income on early extinguishment of $10.6 million of our public debt in the fourth quarter of 2008 and a $26.2 million unrealized gain on the Company’s NYX shares in the fourth quarter of 2007.

The Company’s results for the full year of 2008 include an unrealized loss on the Company’s NYX shares of $181.4 million and a $5.4 million expense on early extinguishment of $260.5 million of its public debt. As a result, the Company reported a net loss of $64.2 million, or $1.04 per share, for the twelve months ended December 31, 2008. This compares to a net loss of $350.5 million, or $5.71 per share, for the twelve months ended December 31, 2007, which also included a $15.8 million pre-tax unrealized loss on the Company’s NYX shares as well as a non-cash impairment charge related to the Company’s goodwill and stock listing rights of $155.7 million and $189.0 million, respectively.

On a pro-forma basis, the Company reported net income for the twelve months ended December 31, 2008 of $47.8 million, or $0.78 per diluted share, compared to pro-forma net income of $1.6 million, or $0.03 per diluted share, for the twelve months ended December 31, 2007. Included in these results are non-cash, non-tax expenses of $10.2 million and $15.6 million for the twelve months ended December 31, 2008 and 2007, respectively. These pro-forma results exclude the unrealized loss on the NYX shares in each period, the expense on early extinguishment of debt in 2008 and the impairment charge related to the Company’s goodwill and stock listing rights in 2007.

The Company is the parent of LaBranche & Co. LLC, one of the largest market-makers in exchange-listed securities. The Company is also the parent of LaBranche Structured Holdings, Inc., whose subsidiaries are market-makers in options, exchange-traded funds and futures on various exchanges domestically and internationally. Another subsidiary of the Company, LaBranche Financial Services, LLC, provides mainly securities execution and brokerage services to institutional investors.

Certain statements contained in this release, including without limitation, statements containing the words “believes”, “intends”, “expects”, “anticipates”, and words of similar import, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Readers are cautioned that any such forward-looking statements are not guarantees of future performance, and since such statements involve risks and uncertainties, the actual results and performance of the Company and the industry may turn out to be materially different from the results expressed or implied by such forward-looking statements. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. The Company also disclaims any obligation to update its view of any such risks or uncertainties or to publicly announce the result of any revisions to the forward-looking statements made in this release.

TABLES TO FOLLOW

LaBranche & Co Inc.

Condensed Consolidated Statements of Operations

(all data in thousands, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2008	2007	2008	2007
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
REVENUES:
Net gain on principal transactions	$111,704	$38,722	$301,436	$184,999
Commissions and other fees	13,758	11,183	44,607	46,940
Net (loss) gain on investments	(37,382)	24,264	(190,494)	(16,866)
Interest income	5,004	43,181	68,527	230,060
Other	658	1,119	3,060	3,590

Total revenues	93,742	118,469	227,136	448,723

Interest Expense:
Debt	5,874	12,195	31,696	50,405
Inventory financing	12,069	39,139	87,530	252,767

Total interest expense	17,943	51,334	119,226	303,172

Revenues, net of interest expense	75,799	67,135	107,910	145,551

EXPENSES:
Employee compensation and related benefits	50,093	18,596	133,172	80,205
Exchange, clearing and brokerage fees	13,884	7,735	46,642	37,448
Lease of exchange memberships and trading license fees	401	476	1,673	2,401
Depreciation and amortization of intangibles	957	1,038	3,679	9,166
Goodwill impairment	—	—	—	164,100
Stock list impairment	—	—	—	335,264
Restructuring	—	(15)	—	1,083
Early extinguishment of debt	(610)	—	5,395	—
Other	7,260	8,457	28,742	37,609

Total expenses	71,985	36,287	219,303	667,276

(Loss) income before benefit for income taxes	3,814	30,848	(111,393)	(521,725)

(BENEFIT) PROVISION FOR INCOME TAXES	823	12,827	(47,223)	(171,251)

Net (loss) income	$2,991	$18,021	$(64,170)	$(350,474)

Weighted average common shares outstanding:
Basic	59,891	61,490	61,418	61,426
Diluted	60,270	61,626	61,418	61,426

(Loss) income per share:
Basic	$0.05	$0.29	$(1.04)	$(5.71)
Diluted	$0.05	$0.29	$(1.04)	$(5.71)

LaBranche & Co Inc.

Condensed Consolidated Statements of Financial Condition

(all data in thousands)

	December 31, 2008	December 31, 2007 (1)
	(unaudited)	(audited)
ASSETS
Cash and cash equivalents	$304,179	$504,654
Cash and securities segregated under federal regulations	1,876	1,573
Receivable from brokers, dealers and clearing organizations	91,354	343,729
Financial instruments owned, at fair value	3,175,968	4,267,395
Commissions and other fees receivable	—	23
Exchange memberships owned, at adjusted cost (market value of $4,260 and $7,790, respectively)	1,202	1,315
Office equipment and leasehold improvements, at cost, less accumulated depreciation and amortization of $14,362 and $10,990, respectively	16,522	17,652
Goodwill and other intangible assets, net	109,229	109,229
Income tax receivable	—	11,802
Other assets	34,272	41,219

Total assets	$3,734,602	$5,298,591

LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES:
Payable to brokers, dealers and clearing organizations	$105,037	$104,759
Payable to customers	36	93
Financial instruments sold, but not yet purchased, at fair value	2,855,420	4,062,995
Accrued compensation	75,747	16,729
Accounts payable and other accrued expenses	29,178	36,980
Other liabilities	12,840	12,583
Income tax payable	5,834	—
Deferred tax liabilities	6,544	71,024
Short term debt	—	5,700
Long term debt	199,323	459,811

Total liabilities	3,289,959	4,770,674

Total stockholders’ equity	444,643	527,917

Total liabilities and stockholders’ equity	$3,734,602	$5,298,591

(1)	Certain of the Company’s December 31, 2007 balances have been reclassified to conform to the presentation in the current period, deferred tax assets were netted against deferred tax liabilities and non-marketable investments were re-classed from Financial instruments owned, at fair value to Other assets. This reclassification did not affect stockholders’ equity or earnings.

LaBranche & Co Inc.

Regulation G Requirement: Reconciliation of Non-GAAP Financial Measures

(all data in thousands, except per share data)

(unaudited)

In evaluating the Company’s financial performance, management reviews results from operations, which excludes non-operating charges. Pro-forma earnings per share is a non-GAAP (generally accepted accounting principles) performance measure, but the Company believes that it is useful to assist investors in gaining an understanding of the trends and operating results for the Company’s core business. Pro-forma earnings per share should be viewed in addition to, and not in lieu of, the Company’s reported results under U.S. GAAP.

The following is a reconciliation of U.S. GAAP results to pro-forma results for the periods presented:

	Three Months Ended December 31,
	2008				2007
	Amounts as reported	Adjustments		Pro forma amounts	Amounts as reported	Adjustments		Pro forma amounts
Revenues, net of interest expense	$75,799	$36,784	(1)	$112,583	$67,135	$(26,152	)(1)	$40,983
Total expenses	71,985	610	(2)	72,595	36,287	—		36,287

(Loss) income before (benefit) provision for income taxes	3,814	36,174		39,988	30,848	(26,152)		4,696
(Benefit) provision for income taxes	823	14,470		15,293	12,827	(10,461)		2,366

Net (loss) income applicable to common stockholders	$2,991	$21,704		$24,695	$18,021	$(15,691)		$2,330

Basic per share	$0.05	$0.36		$0.41	$0.29	$(0.25)		$0.04
Diluted per share	$0.05	$0.36		$0.41	$0.29	$(0.25)		$0.04

	Twelve Months Ended December 31,
	2008				2007
	Amounts as reported	Adjustments		Pro forma amounts	Amounts as reported	Adjustments		Pro forma amounts
Revenues, net of interest expense	$107,910	$181,173	(1)	$289,083	$145,551	$15,759	(1)	$161,310
Total expenses	219,303	(5,395	)(2)	213,908	667,276	(499,364	)(3)	167,912

(Loss) income before (benefit) provision for income taxes	(111,393)	186,568		75,175	(521,725)	515,123		(6,602)
(Benefit) provision for income taxes	(47,223)	74,627		27,404	(171,251)	163,028		(8,223)

Net (loss) income applicable to common stockholders	$(64,170)	$111,941		$47,771	$(350,474)	$352,095		$1,621

Basic per share	$(1.04)	$1.82		$0.78	$(5.71)	$5.74		$0.03
Diluted per share	$(1.04)	$1.82		$0.78	$(5.71)	$5.74		$0.03

(1)	Revenue adjustment reflects loss (gain) in each accounting period, based on the change in fair market value of the Company’s restricted and unrestricted NYX shares at the end of each such period versus the beginning of such period.
(2)	Expense adjustment reflects costs associated with early extinguishment of debt in accounting period.
(3)	Relates to the write-down of the carrying value of the Company’s goodwill and stock listing rights to reflect the results of the Company’s impairment evaluation under SFAS No’s 142 and 144.